ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 19701-4520 (775) 684.5708 Website: www.nvsos.gov	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20110587912-06 Filing Date and Time 08/09/2011 1:00 PM Entity Number C12576-1997

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

Articles of Merger
(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A200):

G If there are more than four merging entities, check box and attach an 8½” x11” blank sheet containing the required information for each additional entity from article one.

BioRestorative Therapies, Inc.
Name of merging entity

Nevada Jurisdiction	Corporation Entity type*

Name of merging entity
Jurisdiction	Entity type*

Name of merging entity	Entity type*

Jurisdiction

Name of merging entity
Jurisdiction	Entity type *

and,

Stem Cell Assurance, Inc. Name of surviving entity Nevada	Corporation

Jurisdiction	Entity type*

• Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Nevado Soessauy of SW, 92A Moms, P. 1 RevisoA 10-25.10
Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 19701-4520
(775) 684.5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger. NW) 92A.190):

Attn:

c/o:

3)	Choose one:

G The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

G The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner's approval (NRS I2A.200) (options a, b or c must be used, as applicable, for each entity):

G If there are more than four merging entitles, check box and attach an 8½” x11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner's approval was not required from

BioRestorative Therapies, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, it applicable

Name of merging entity, if applicable

and, or;

Stem Cell Assurance, Inc.
Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 697014520
(775) 684-6701
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

(b)	The plan was approved by the required consent of the owners of :

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity. if applicable

Name of merging entity, if applicable

and. Or

Name of surviving entity. if applicable

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Website: www.nysos.gov

ARTICLES OF MERGER

(Pursuant to NRS 92A.200)

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.180):
The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger Is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, If applicable

Name of merging entity. If applicable

Name of merging entity, if applicable

and, or

Name of surviving entity, If applicable

ROSS MILLER
Secretary of State
204 North Carson Street,
Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92.200)*:

Article I

The name of the corporation is BioRestorative Therapies, Inc. (the “Corporation”).

6)	Location of Plan of Merger (check a or b):

[ ] (a) The entire plan of merger is attached

or

[X] (b) the entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited liability partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**: August 15, 2011

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles.  Pursuant to NRS 92A.180 (merger of subsidiary into parent-Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street,
Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)
Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

[ ]	If there are more than four merging entitles, check box and attach an 81/2" x11” blank sheet containing the required information for each additional entity from said* eight.

BioRestorative Therapies, Inc. Name of merging entity
X /s/ Mark Weinreb Signature Mark Weinreb	President Title	7/20/11 Date

Name of merging entity
X_____________________ Signature	Title	Date

Name of merging entity
X_____________________ Signature	Title	Date

Name of merging entity
X /s/__________________ Signature	Title	Date

and, Stem Cell Assurance, Inc. Name of surviving entity
X /s/ Mark Weinreb Signature Mark Weinreb	Chief Executive Officer Title	7/20/11 Date

*The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230).  Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must accompanied by appropriate fees.